UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 28, 2007 (April 3, 2007)

INTERLINK GLOBAL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	033-20033-D	42-1655043
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

6205 Blue Lagoon Drive, Suite 110 Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 261-2007
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Interlink Global Corporation (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-KSB entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

On April 3, 2007, Interlink Global Corporation, a Nevada corporation (the “Company”), entered into a Note and Warrant Purchase Agreement (the “Agreement”) dated as of March 29, 2007, with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase up to $2.2 million aggregate principal amount of 12% Series D Senior Secured Convertible Promissory Notes due March 29, 2009 (the “Series D Notes”), and warrants to purchase shares of the common stock of the Company (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”).

$1,500,000 of the $2,250,000 of the Series D Notes was purchased at closing. An additional $500,000 will be payable upon the Company’s successful completion of the financial statements for the nine-month period ended September 30, 2006 and the audited financial statements for the year ended December 31, 2006; provided, that such numbers are within 10% of the same entries of unaudited financial statements provided to Midtown Partners & Co., LLC (“Midtown”). The remaining $250,000 will be payable upon the Company’s realization of certain revenue and earnings milestones with respect to financial statements completed by July 31, 2007 for the three month period ended March 31, 2007.

The Series D Notes are convertible into common stock at $0.10 per share (“Conversion Price”). Interest is payable on the first day of each month after April 2007 payable at the option of the Company in (1) cash, (2) additional senior convertible promissory notes in a form substantially similar to the Series D Notes, or (3) registered shares of common stock. If the Company elects to pay interest in common stock , the number of registered shares issuable shall be equal to the amount of interest divided by 80% of the average closing bid price for the 10 trading days prior to the payment date. The conversion price will be subject to adjustment for stock splits, dividends, recapitalizations and, other than certain defined exceptions, for sales of stock below the applicable conversion price.

Events of default occur if the Company, among other things, fails to cause the registration statement that covers the shares underlying the Notes and Warrants to be declared effective by October 31, 2007 (or November 30, 2007, if the Registration Statement receives a “full review”). Upon an event of default, the noteholder shall have the right to require the Company to prepay in cash the entire amount owed under the Notes at a price of 110% of the aggregate principal plus accrued interest. Upon any merger, third party purchase of more than 50% of the outstanding stock or sale of more than 50% of the outstanding assets, the noteholder shall have the right to require the Company to prepay in cash the entire amount owed under the Notes at a price of 100% of the aggregate principal plus accrued interest. Upon any failure of the registration statement to remain effective for more than 20 day, suspension from listing on the stock trading markets, failure to convert notes, or certain other events set forth in the note, the noteholder shall have the right to require the Company to prepay in cash the entire amount owed under the Notes at a price of 120% of the aggregate principal plus accrued interest.

The Company is obligated to grant warrants to purchase 200% of the shares issuable upon conversion of all the Series D Notes at closing, in two series: Series J and Series K warrants. The Company issued to Purchaser Series J warrants to purchase 15 million shares at $0.20 per share and Series K warrants to purchase 15 million shares at $0.25 per share. The Series J and K warrants expire on March 29, 2010 and March 29, 2012, respectively. The warrants may be exercised in a cashless manner one year after the date of original issuance, if there is not effective registration statement covering the underlying warrant shares. The warrantholder may not exercise that portion of the warrants if such exercise causes the holder to own more than 4.99% of the outstanding stock of the Company. The warrant exercise price is subject to adjustment upon any stock dividend, subdivision or combination; dividend or distribution in cash or in-kind to stockholders; or any additional issuance of stock below the then applicable exercise price (other than certain defined exceptions).

The warrant may be called by the Company if the market price of the underlying common stock trades for more than $2.20 per share for a period of 10 trading days, the active daily trading volume of the stock exceeds 250,000 shares during the call notice period and there is an effective registration statement covering the shares. After the 20th day after the receipt of the Call Notice, the Company may repurchase the warrants from the holder for $.001 per called warrant.

In connection with the financing, the Company agreed to file with the SEC reports required by Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. It also agreed to amend its increase the number of authorized shares of common stock by 10,000,000. The Company also may not issue securities that rank senior or pari passu to the Notes other than $2.5 million in non-convertible bank debt without Purchaser’s prior written consent. The Company may not incur any liens on its properties except for certain permitted indebtedness. The Company may not sell other equity-based securities without first offering them to Purchaser, subject to certain exceptions. The Company also agreed to have reserved for issuance, 120% of the shares of common stock underlying the Notes and the Warrants.

In connection with the Purchaser’s agreement to assume certain outstanding Company promissory notes in the principal amount of $225,000, the Company agreed to issue to Purchaser additional Series D, E, and F warrants that are exerciseable at $0.15 per share and expire on March 7, 2012 (for the Series D Warrants) and March 7, 2014 (for the Series E and F Warrants). The Warrants may be exercised on a “cashless” basis if one year has passed since the warrants were issued and the Company has not registered the shares of common stock underlying the warrants.

As a condition to the Transaction, the Company has agreed to exchange 1,500,000 shares of common stock held by the Purchaser for a promissory note for $855,000 (“Series C Note”) and Series I Warrants to purchase 3,000,000 shares of common stock at $0.10 per share. The Series C Note does not accrue interest and matures on September 29, 2008. The Series C Note converts into shares of Company common stock at $0.10 per share, subject to customary adjustment. The Series I Warrants expire on March 29, 2012. The Warrants may be exercised on a “cashless” basis if one year has passed since the warrants were issued and the Company has not registered the shares of common stock underlying the warrants.

Pursuant to a Registration Rights Agreement the Company executed with the Purchaser on April 3, 2007, the Company agreed to register all shares of common stock underlying the conversion of the Notes and exercise of the Warrants in a resale registration statement (the “Registration Statement”).

The Transaction was closed on April 3, 2007. Gross proceeds from the sale to the Company were $1.5 million, of which $75,000 was paid to Midtown who served as placement agent for the transaction. The Company also issued to Midtown Series J, K, L and M warrants to purchase an aggregate of 4,550,000 shares with an exercise price ranging from $0.15 to $0.25 per share and will have an expiration date of March 29, 2012. The Company also agreed to reprice Midtown’s Series E, F, G and H warrants to the current exercise price of $0.15 per share.

The foregoing summary of the Agreement, the Notes, Warrants and related agreements is qualified in its entirety by the terms of the Agreement, the form of Notes, the form of Warrants and the Registration Rights Agreements included as Exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Notes and the Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder.

The Notes and the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Note and Warrant Purchase Agreement, dated as of March 29, 2007 by and among the Company and the Purchaser
10.2	Form of Series D Senior Convertible Promissory Note
10.3	Registration Rights Agreement
10.4	Series J Warrant to Purchaser
10.5	Series K Warrant to Purchaser
10.6	Series D Warrant to Purchaser
10.7	Series E Warrant to Purchaser
10.8	Series F Warrant to Purchaser
10.9	Share Exchange Agreement
10.10	Series C Senior Convertible Promissory Note
10.11	Series I Warrant
10.12	Registration Rights Agreement

10.13	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK GLOBAL
CORPORATION

Date: June 28, 2007	By: /s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer